UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 18, 2023

TPT Global Tech, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-222094	81-3903357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101

(Address of Principal Executive Offices) (Zip Code)

(619) 301-4200

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2023, TPT Global Tech, Inc. (“TPT”) entered into a Securities Purchase Agreement (“SPA”) to acquire control of Tekmovil Holdings LLC (“Tekmovil”), a company that helps smartphone and other consumer electronics brands enter, gain, and maintain share in the Latin American and North American market.

OCR Ventures, LLC, Soleil AW Investment and Holdings LLC, LuCob2020, LLC and JMDG Ventures, LLC (“Sellers”) severally (and not jointly) agreed to sell 60% of the outstanding membership interests of Tekmovil in the respective amounts set forth in Exhibit A (“Transferred Interests”) of the SPA for the aggregate purchase price of $40,000,000.

The acquisition for 60% ownership includes two payments totaling $40,000,000. The initial payment (“First Payment”), up to $20,000,000, can be settled either in cash (a minimum of $10,000,000) or through TPT Series E Convertible Preferred Shares at a stated price of $5.00 per share paid by October 31, 2023, unless extended by Tekmovil shareholders. Any remaining balance from the first installment will result in issuing a secured promissory note (“First Payment Note”) for the remaining balance of the First Payment bearing interest at 6% per annum and a maturity date of the earlier of (i) March 31, 2024, and (ii) a filing by TPT of a Form S-1 registration statement.

For the second portion of the purchase price (“Second Payment Note”), TPT can issue a secured convertible promissory note for $20,000,000, bearing interest at 6% per annum and a maturity date of the earlier of (i) March 31, 2024, and (ii) a filing by TPT of an Uplisting Registration Statement in connection with a primary offering of TPT’s securities and listing of TPT’s common stock on NYSE, NASDAQ or other major US stock exchange. In lieu of payment of Second Payment Note in cash, at Sellers’ sole option, the Second Payment Note may be converted into additional shares of TPT Series E Convertible Preferred Stock with a stated price of $5.00 USD per share.

It is understood by TPT and Sellers that the $40,000,000 purchase price for Transferred Interests is based upon an agreed valuation based on EBITDA of $13,000,000 for Tekmovil’s operations. TPT and Sellers further agreed that if, for the twelve (12) month period following Closing, the EBITDA calculation for the Surviving Corporation is less or more than $13,000,000, the aggregate amount of the $40,000,000 paid to Sellers shall be adjusted proportionally downward or upwards, as the case may be, by a maximum of 20% pro rata to the actual EBITDA increase or decrease. In the event the EBITDA calculation is less than $13,000,000, the Sellers shall refund such amount to TPT within 30 days following receipt of notice of the EBITDA calculation. In the event the EBITDA calculation is more than $13,000,000, TPT shall pay such amount to Buyers within 30 days following receipt of notice of the EBITDA calculation.

Furthermore, a provision allocates up to $80 million of funds raised from TPT’s public offering to facilitate the restructuring of Tekmovil’s senior debt through loans encompassing a 5-year term with provisions for expedited repayment to TPT.

TPT’s obligations under the First Payment Note and Second Payment Note shall be subject to a Security and Pledge Agreement, in the form attached to the SPA as Exhibit G, which includes a first priority security interest in TPT’s shares in the Surviving Corporation.

The Closing of the transactions contemplated by the SPA (the “Closing”) shall occur no later than the second business day after the fulfillment or waiver of all conditions set forth in Sections 7 and 8 of the SPA (no later than March 31, 2024). The transaction is subject to the delivery of PCAOB and GAAP compliant audits through the required two years ended prior to date of closure by Tekmovil.

Following the completion of the audit which is also a condition precedent to Closing, then as soon as practicable following the Closing, the parties agree that Tekmovil will be merged with and into an agreed Shell Company which company is defined in the SPA as the Surviving Corporation.

TPT does not have committed financing for the transaction at this time and is seeking equity and debt through its existing Reg A capital raise, debt financing or a proposed public offering.

The Securities Purchase Agreement is attached hereto as Exhibit 10.1.

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Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On September 20, 2023, the Company issued a press release entitled “TPT Global Tech Completes SPA to Acquire 60% of Tekmovil with Cell phone Distribution in 16 Latin American Countries”.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Securities Purchase Agreement
99.1	Press Release dated September 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TPT GLOBAL TECH, INC.

By:	/s/ Stephen J. Thomas, III
Stephen J. Thomas, III,
Title:	Chief Executive Officer

Date: September 20, 2023

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